23.1 Consent of Deloitte and Touche LLP


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-74413, No. 333-83937, No. 333-39918, No. 333-45362, and No. 333-48752 on
Form S-3 and in Registration Statements No. 333-83935 and No. 333-41186 on Form S-8 of MediaBay, Inc. of our report dated March 30, 2001 appearing in this Annual Report on Form 10-K of MediaBay, Inc. for the year ended December 31, 2000.




Parsippany, New Jersey
April 12, 2001